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                                   EXHIBIT 5

            Opinion and consent of Brobeck, Phleger & Harrison LLP

                                April 18, 2000




     E*TRADE Group, Inc.
     4500 Bohannan Drive
     Menlo Park, California 94025

     Re: E*TRADE Group, Inc. - Registration Statement for Offering of 6,298,204 Shares of Common Stock

          ------------------------------------------------------------

     Dear Ladies and Gentlemen:

     We have acted as counsel to E*TRADE Group, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 6,298,204 shares of common stock (the "Shares") and related stock options under (i) the E*Trade UK (Holdings) Limited 1999 Executive Share Option Scheme (the "Scheme"), (ii) the Telebanc Financial Corporation Stock Option Plan (the "Option Plan"), (iii) the Telebanc Financial Corporation 1997 Stock
Option Plan (the "1997 Plan"), (iv) the Telebanc Financial Corporation 1998 Stock Incentive Plan (the "Incentive Plan") (collectively, the "Plans") and
(v) the options granted to certain individuals (the "Option Grants").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the Plans and the Option Grants. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the option agreements duly authorized under the Plans or the Option Grants, and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans, or the Shares.

                         Very truly yours,

                          /s/ Brobeck, Phleger & Harrison LLP

                         BROBECK, PHLEGER & HARRISON LLP